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                                                                  EXHIBIT 99.1

                           SUBSCRIPTION AGREEMENT


                  This subscription (this "Subscription") is dated _______,
                                           ------------
200__, between ___________________________ ("Buyer") and Applied Digital
                                             -----
Solutions Inc., a Missouri corporation ("Seller"), whereby the parties agree
                                         ------
as follows:

1.       SUBSCRIPTION.
         ------------

                a) THE BUYER SHALL BUY AND THE SELLER AGREES TO SELL AND ISSUE TO THE BUYER ____________________ SHARES OF THE SELLER'S COMMON STOCK, PAR VALUE $.001 (THE "SHARES"), ON THE DATE HEREOF,
                                             ------
         AT A PRICE PER SHARE EQUAL TO $________ FOR AN AGGREGATE PURCHASE PRICE OF $_______________ (THE "PURCHASE PRICE") PURSUANT TO THE
                                         --------------
         SELLER'S BEST EFFORTS OFFERING OF UP TO A MAXIMUM OF 50,000,000 SHARES OF ITS COMMON STOCK.

                b) THE SHARES ARE REGISTERED ON THE FORM S-1, FILE
         NO. 333-______, WHICH REGISTRATION STATEMENT (THE "REGISTRATION
                                                            ------------
         STATEMENT") HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE
         ---------
         COMMISSION, WAS DECLARED EFFECTIVE ON _____________, 2003, AND NO STOP ORDER HAS BEEN ENTERED BY THE SECURITIES AND EXCHANGE COMMISSION AS OF THE DATE HEREOF.

                c) THE PURCHASE PRICE IS PAYABLE BY WIRE TRANSFER OF IMMEDIATELY AVAILABLE FUNDS MADE PAYABLE TO APPLIED DIGITAL SOLUTIONS, INC. CONTEMPORANEOUSLY WITH THE EXECUTION AND DELIVERY OF THIS SUBSCRIPTION BY THE BUYER OR WITHIN THREE BUSINESS DAYS THEREAFTER. ALL WIRES SHOULD BE SENT TO:

                APPLIED DIGITAL SOLUTIONS, INC.
                BANK ACCOUNT - ABA:______________________________

                CERTIFICATES FOR THE SHARES WILL BE DELIVERED BY THE
        SELLER THROUGH ITS TRANSFER AGENT TO THE BUYER PROMPTLY FOLLOWING THE CLOSING (AS HEREIN DEFINED). THE "CLOSING" SHALL OCCUR NO LATER THAN THREE (3) BUSINESS DAYS AFTER RECEIPT HEREOF BY THE SELLER OF THIS SUBSCRIPTION AND FULL PAYMENT OF THE PURCHASE PRICE TO THE SELLER.

                d) THE BUYER ACKNOWLEDGES RECEIPT OF THE REGISTRATION STATEMENT PROSPECTUS DATED _________, 2003, OF THE SELLER RELATING TO THE OFFERING OF THE SHARES.

2.       SELLER REPRESENTATIONS AND WARRANTIES. THE SELLER REPRESENTS AND
         -------------------------------------
WARRANTS THAT:

                a) IT HAS FULL RIGHT, POWER AND AUTHORITY TO ENTER INTO THIS SUBSCRIPTION AND TO PERFORM ALL OF ITS OBLIGATIONS HEREUNDER;

                b) THIS SUBSCRIPTION HAS BEEN DULY AUTHORIZED AND EXECUTED BY AND CONSTITUTES A VALID AND BINDING AGREEMENT OF THE SELLER ENFORCEABLE IN ACCORDANCE WITH ITS TERMS, EXCEPT AS SUCH ENFORCEABILITY MAY BE LIMITED BY GENERAL PRINCIPLES OF EQUITY OR APPLICABLE BANKRUPTCY, INSOLVENCY, REORGANIZATION, MORATORIUM, LIQUIDATION OR SIMILAR LAWS RELATING TO, OR AFFECTING GENERALLY, THE ENFORCEMENT OF CREDITORS' RIGHTS AND REMEDIES;

                c) THE EXECUTION AND DELIVERY OF THIS SUBSCRIPTION AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY DO NOT CONFLICT WITH OR RESULT IN A BREACH OF: (I) THE SELLER'S CERTIFICATE OF INCORPORATION OR BY-LAWS, OR (II) IN ANY MATERIAL RESPECT, ANY AGREEMENT TO WHICH THE SELLER IS A PARTY OR BY WHICH ANY OF ITS PROPERTY OR ASSETS IS BOUND;

                d) UPON ISSUANCE IN ACCORDANCE WITH THE TERMS HEREOF, THE SHARES SHALL BE DULY AND VALIDLY ISSUED AND OUTSTANDING, FULLY PAID AND NON-ASSESSABLE, AND THE BUYER SHALL BE ENTITLED TO ALL RIGHTS ACCORDED TO A HOLDER OF THE SELLER'S COMMON STOCK; AND

                e) THE REGISTRATION STATEMENT AND THE PROSPECTUS INCLUDED THEREIN DO NOT CONTAIN ANY UNTRUE STATEMENT OF A MATERIAL FACT OR OMIT TO STATE ANY MATERIAL FACT REQUIRED TO BE STATED THEREIN OR NECESSARY IN ORDER TO MAKE THE STATEMENTS THEREIN NOT MISLEADING IN LIGHT OF THE CIRCUMSTANCES UNDER WHICH THEY WERE MADE.

3.       BUYER REPRESENTATIONS AND WARRANTIES. THE BUYER REPRESENTS AND WARRANTS
         ------------------------------------
THAT:

                a) AUTHORIZATION; ENFORCEABILITY. THIS SUBSCRIPTION HAS BEEN
                   -----------------------------
         DULY AND VALIDLY AUTHORIZED, EXECUTED AND DELIVERED ON BEHALF OF SUCH BUYER AND CONSTITUTES A VALID AND BINDING AGREEMENT OF SUCH BUYER, ENFORCEABLE AGAINST SUCH BUYER IN ACCORDANCE WITH ITS TERMS, EXCEPT AS SUCH ENFORCEABILITY MAY BE LIMITED BY GENERAL PRINCIPLES OF EQUITY OR APPLICABLE BANKRUPTCY, INSOLVENCY, REORGANIZATION, MORATORIUM, LIQUIDATION OR SIMILAR LAWS RELATING TO, OR AFFECTING GENERALLY, THE ENFORCEMENT OF CREDITORS' RIGHTS AND REMEDIES.

                b) INVESTIGATION; ECONOMIC RISK. SUCH BUYER HAS RECEIVED AND
                   ----------------------------
         REVIEWED THE REGISTRATION STATEMENT PROSPECTUS AND HAS HAD THE OPPORTUNITY TO SPEAK TO REPRESENTATIVES OF THE SELLER AND OBTAIN FROM THE SELLER SUCH INFORMATION AS IS NECESSARY TO PERMIT SUCH BUYER TO EVALUATE THE MERITS AND RISKS OF ITS INVESTMENT IN



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         THE SHARES. SUCH BUYER UNDERSTANDS THAT ITS INVESTMENT IN THE
         SHARES INVOLVES A HIGH DEGREE OF RISK AND HEREBY REPRESENTS THAT IT IS ABLE TO BEAR THE ECONOMIC RISK OF HOLDING SUCH SHARES AS MAY BE REQUIRED PURSUANT TO THIS SUBSCRIPTION.

                c) BUYER STATUS. SUCH BUYER IS ACQUIRING THE SHARES AS
                   ------------
         PRINCIPAL FOR ITS OWN ACCOUNT FOR INVESTMENT PURPOSES ONLY. SUCH BUYER IS ACQUIRING THE SHARES HEREUNDER IN THE ORDINARY COURSE OF ITS BUSINESS. SUCH BUYER DOES NOT HAVE ANY AGREEMENT OR UNDERSTANDING, DIRECTLY OR INDIRECTLY, WITH ANY PERSON TO DISTRIBUTE ANY OF THE SHARES. SUCH BUYER IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A) OF THE SECURITIES ACT OF 1933, AS AMENDED. THE BUYER UNDERSTANDS THAT THE SELLER IS RELYING ON INFORMATION PROVIDED BY THE BUYER IN A PURCHASER QUESTIONNAIRE EXECUTED BY THE BUYER TO CONFIRM THAT THE BUYER IS AN ACCREDITED INVESTOR.

4.       INDEMNIFICATION.
         ---------------

                a) THE SELLER AGREES THAT IT SHALL INDEMNIFY AND HOLD HARMLESS, THE BUYER, ITS STOCKHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, AFFILIATES AND CONTROLLING PERSONS WITHIN THE MEANING OF SECTION 20 OF THE SECURITIES EXCHANGE ACT OF 1934 AND
         SECTION 15 OF THE SECURITIES ACT OF 1933, EACH AS AMENDED (ANY AND ALL OF WHOM ARE REFERRED TO AS AN "INDEMNIFIED PARTY"), FROM AND
                                            -----------------
         AGAINST ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES, OR EXPENSES, AND ALL ACTIONS IN RESPECT THEREOF (INCLUDING, BUT NOT LIMITED TO, ALL LEGAL OR OTHER EXPENSES REASONABLY INCURRED BY AN INDEMNIFIED PARTY IN CONNECTION WITH THE INVESTIGATION, PREPARATION, DEFENSE OR SETTLEMENT OF ANY CLAIM, ACTION OR PROCEEDING, WHETHER OR NOT RESULTING IN ANY LIABILITY (PROVIDED, HOWEVER, THAT THE SELLER SHALL ONLY PAY FOR ONE SEPARATE LEGAL COUNSEL FOR THE INDEMNIFIED PARTIES, AND SUCH COUNSEL SHALL BE SELECTED BY BUYERS HOLDING A MAJORITY-IN-INTEREST OF THE SHARES INCLUDED IN THE REGISTRATION STATEMENT TO WHICH THE CLAIM RELATES)), INCURRED BY AN INDEMNIFIED PARTY ARISING OUT OF OR RESULTING FROM: (i) ANY ACTIONS TAKEN OR OMITTED TO BE TAKEN BY THE SELLER, ITS AFFILIATES, EMPLOYEES OR AGENTS ARISING OUT OF OR RESULTING FROM THE EXECUTION, DELIVERY, PERFORMANCE, BREACH BY THE SELLER OR ENFORCEMENT OF THIS SUBSCRIPTION; OR (ii) ANY UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OF A MATERIAL FACT CONTAINED IN ANY OF THE FINANCIAL OR OTHER INFORMATION CONTAINED IN THE REGISTRATION STATEMENT PROSPECTUS FURNISHED TO THE BUYER BY OR ON BEHALF OF THE SELLER OR THE OMISSION OR ALLEGED OMISSION OF A MATERIAL FACT REQUIRED TO BE STATED THEREIN OR NECESSARY TO MAKE THE STATEMENTS THEREIN, IN LIGHT OF THE CIRCUMSTANCES UNDER WHICH THEY WERE MADE, NOT MISLEADING; PROVIDED, HOWEVER, THE SELLER WILL
                                         --------  -------
         NOT BE LIABLE: (i) TO THE EXTENT, THAT ANY LOSS, CLAIM, DAMAGE, LIABILITY OR EXPENSE IS FINALLY JUDICIALLY DETERMINED TO HAVE RESULTED PRIMARILY FROM THE BUYER'S WILLFUL MISCONDUCT, FRAUDULENT ACTION(S), OR NEGLIGENCE IN PERFORMING ITS OBLIGATIONS HEREUNDER;
         (ii) FOR ANY AMOUNTS PAID IN SETTLEMENT OF ANY CLAIM IF SUCH SETTLEMENT IS EFFECTED WITHOUT THE PRIOR WRITTEN CONSENT OF THE SELLER, WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD; OR (iii) FOR ANY CLAIM ARISING OUT OF OR BASED UPON ANY INFORMATION FURNISHED IN WRITING TO THE SELLER BY ANY INDEMNIFIED PARTY EXPRESSLY FOR USE IN CONNECTION WITH THE PREPARATION OF THE REGISTRATION STATEMENT PROSPECTUS OR ANY AMENDMENT OR SUPPLEMENT THERETO.

                b) IF THE INDEMNIFICATION PROVIDED FOR HEREIN IS CONCLUSIVELY DETERMINED (BY AN ENTRY OF FINAL JUDGMENT BY A COURT OF COMPETENT JURISDICTION AND THE EXPIRATION OF THE TIME OR DENIAL OF THE RIGHT TO APPEAL) TO BE UNAVAILABLE OR INSUFFICIENT TO HOLD ANY INDEMNIFIED PARTY HARMLESS IN RESPECT TO ANY LOSSES, CLAIMS, DAMAGES, LIABILITIES OR EXPENSES REFERRED TO HEREIN, THEN THE SELLER SHALL CONTRIBUTE TO THE AMOUNTS PAID OR PAYABLE BY SUCH INDEMNIFIED PARTY IN SUCH PROPORTION AS IS APPROPRIATE AND EQUITABLE UNDER ALL CIRCUMSTANCES TAKING INTO ACCOUNT THE RELATIVE BENEFITS RECEIVED BY THE SELLER ON THE ONE HAND AND THE BUYER ON THE OTHER, FROM THE TRANSACTION OR PROPOSED TRANSACTION UNDER THIS SUBSCRIPTION OR, IF ALLOCATION ON THAT BASIS IS NOT PERMITTED UNDER APPLICABLE LAW, IN SUCH PROPORTION AS IS APPROPRIATE TO REFLECT NOT ONLY THE RELATIVE BENEFITS RECEIVED BY THE SELLER ON THE ONE HAND AND THE BUYER ON THE OTHER, BUT ALSO THE RELATIVE FAULT OF THE SELLER AND THE BUYER.

5.       NOTICE. ALL COMMUNICATIONS HEREUNDER, EXCEPT AS MAY BE OTHERWISE
         ------
SPECIFICALLY PROVIDED HEREIN, SHALL BE IN WRITING AND SHALL BE DEEMED TO HAVE BEEN DELIVERED: (I) UPON RECEIPT, WHEN DELIVERED PERSONALLY; (II) UPON RECEIPT, WHEN SENT BY FACSIMILE TRANSMISSION (PROVIDED CONFIRMATION OF TRANSMISSION IS MECHANICALLY OR ELECTRONICALLY GENERATED AND KEPT ON FILE BY THE SENDING PARTY); OR (III) ON THE NEXT BUSINESS DAY AFTER DEPOSIT WITH A NATIONALLY RECOGNIZED OVERNIGHT COURIER WITH NEXT-DAY DELIVERY GUARANTEED. THE ADDRESS AND FACSIMILE NUMBERS FOR SUCH COMMUNICATIONS SHALL BE:


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         TO THE SELLER: 400 ROYAL PALM WAY
                            SUITE 410
                            PALM BEACH, FLORIDA 33480 TELEPHONE: (561) 805-8000

         TO THE BUYER:  AS SET FORTH ON THE SIGNATURE PAGE HERETO.

6.       JURISDICTION. THIS SUBSCRIPTION SHALL BE GOVERNED BY AND
         ------------
INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA FOR CONTRACTS TO BE WHOLLY PERFORMED IN SUCH STATE AND WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF REGARDING THE CONFLICT OF LAWS. EACH OF THE PARTIES
CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL COURTS WHOSE DISTRICTS ENCOMPASS ANY PART OF PALM BEACH COUNTY, FLORIDA OR THE STATE COURTS OF THE STATE OF FLORIDA IN CONNECTION WITH ANY DISPUTE ARISING UNDER THIS
SUBSCRIPTION AND HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION BASED ON FORUM NON CONVENIENS, TO THE BRINGING OF ANY SUCH PROCEEDING IN SUCH JURISDICTION. TO THE EXTENT DETERMINED BY SUCH COURT, THE PREVAILING PARTY SHALL REIMBURSE THE OTHER PARTY FOR ANY REASONABLE LEGAL FEES AND DISBURSEMENTS INCURRED IN ENFORCEMENT OF, OR PROTECTION OF ANY OF ITS RIGHTS UNDER THIS SUBSCRIPTION.

7.       MISCELLANEOUS.
         -------------

                a) THIS SUBSCRIPTION CONSTITUTES THE ENTIRE UNDERSTANDING AND AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO ITS SUBJECT MATTER
         AND THERE ARE NO AGREEMENTS OR UNDERSTANDINGS WITH RESPECT TO THE SUBJECT MATTER HEREOF WHICH ARE NOT CONTAINED IN THIS SUBSCRIPTION. THIS SUBSCRIPTION MAY BE MODIFIED ONLY IN WRITING SIGNED BY THE PARTY TO BE CHARGED HEREUNDER.

                b) THIS SUBSCRIPTION MAY BE EXECUTED IN ANY NUMBER OF COUNTERPARTS, ALL OF WHICH TAKEN TOGETHER SHALL CONSTITUTE ONE AND THE SAME INSTRUMENT AND SHALL BECOME EFFECTIVE WHEN COUNTERPARTS HAVE BEEN SIGNED BY EACH PARTY AND DELIVERED TO THE OTHER PARTIES HERETO, IT BEING UNDERSTOOD THAT ALL PARTIES NEED NOT SIGN THE SAME COUNTERPART. EXECUTION MAY BE MADE BY DELIVERY BY FACSIMILE.

                c) THE PROVISIONS OF THIS SUBSCRIPTION ARE SEVERABLE AND,
         IN THE EVENT THAT ANY COURT OR OFFICIALS OF ANY REGULATORY AGENCY OF COMPETENT JURISDICTION SHALL DETERMINE THAT ANY ONE OR MORE OF THE PROVISIONS OR PART OF THE PROVISIONS CONTAINED IN THIS SUBSCRIPTION SHALL, FOR ANY REASON, BE HELD TO BE INVALID, ILLEGAL OR UNENFORCEABLE IN ANY RESPECT, SUCH INVALIDITY, ILLEGALITY OR UNENFORCEABILITY SHALL NOT AFFECT ANY OTHER PROVISION OR PART OF A PROVISION OF THIS SUBSCRIPTION AND THIS SUBSCRIPTION SHALL BE REFORMED AND CONSTRUED AS IF SUCH INVALID OR ILLEGAL OR UNENFORCEABLE PROVISION, OR PART OF SUCH PROVISION, HAD NEVER BEEN CONTAINED HEREIN, SO THAT SUCH PROVISIONS WOULD BE VALID, LEGAL AND ENFORCEABLE TO THE MAXIMUM EXTENT POSSIBLE, SO LONG AS SUCH CONSTRUCTION DOES NOT MATERIALLY ADVERSELY EFFECT THE ECONOMIC RIGHTS OF EITHER PARTY HERETO.

         IF THE FOREGOING CORRECTLY SETS FORTH OUR AGREEMENT, PLEASE CONFIRM THIS BY SIGNING AND RETURNING TO US THE DUPLICATE COPY OF THIS SUBSCRIPTION.

                                      AGREED AND ACCEPTED:

                                      SELLER:

                                      APPLIED DIGITAL SOLUTIONS, INC.


                                      By:____________________________________
                                          Name:
                                          Title:

THIS SUBSCRIPTION IS AGREED TO AND ACCEPTED AS OF _________, 200_:


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BUYER:

____________________________             Address for Notice:
                                         ------------------


By:_________________________
    Name:
    Title:

Taxpayer ID No.:
                ----------------------------

No. of Shares subscribed:
                         -------------------

Amount of Wire: $
                 ---------------------------